UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 7, 2006

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Panama

(State or Other Jurisdiction of Incorporation)

1-11953	98-0160660
(Commission File Number)	(IRS Employer Identification No.)

Plaza 2000 Building, 50th Street, 8th Floor, P.O. Box 0816-01098, Panama, Republic of Panama

(Address of Principal Executive Offices) (Zip Code)

+50-7-213-0947

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(d) On December 7, 2006, the Board of Directors of Willbros Group, Inc. (the “Registrant”), upon the recommendation of the Nominating/Corporate Governance Committee of the Board of Directors, appointed Michael J. Bayer to serve as a Class III director of the Board of Directors, to fill the vacancy that existed in Class III, for a term expiring at the Annual Meeting of Stockholders of the Registrant in 2008 and until his successor is duly elected or chosen and qualifies, unless he sooner dies, resigns or is removed. He has not been appointed to any committees of the Board of Directors.

Mr. Bayer, as a non-employee director, will participate in the Registrant’s 2006 Director Restricted Stock Plan (the “Plan”). In conjunction with his appointment, he will automatically receive an initial award of shares of Common Stock of the Registrant under the Plan. The number of shares represented by the award will equal $30,000 divided by the fair market value of a share of Common Stock of the Registrant on the day of the award. As a non-employee director, Mr. Bayer will receive cash compensation consistent with other non-employee directors as reported in the Registrant’s Proxy Statement for its 2006 Annual Meeting of Stockholders filed on July 5, 2006.

Also in conjunction with his appointment, on December 7, 2006, the Registrant entered into an Indemnification Agreement with Mr. Bayer, the form of which has been filed as Exhibit 10.16 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-5413. The Indemnification Agreement provides indemnity to the director against liabilities incurred in the performance of his duties to the fullest extent permitted by law.

(e) Effective December 8, 2006, the Registrant entered into a Separation Agreement and Release (the “Separation Agreement”) with R. Clay Etheridge, former President of Willbros International, Inc., a wholly-owned subsidiary of the Registrant, in connection with his resignation from Willbros effective November 14, 2006 (the “Termination Date”). Under the Separation Agreement, in accordance with the terms of the Willbros Group, Inc. Severance Plan, as amended and restated effective September 25, 2003, the Registrant will pay Mr. Etheridge the sum of $350,000, less applicable withholding taxes. In addition, in recognition of his past service to Willbros and as further consideration for the release discussed below, the Registrant will pay Mr. Etheridge the additional sum of $175,000, less applicable withholding taxes. Mr. Etheridge will also receive his remaining unpaid installments under his bonus for 2005, including interest, in the sum of $216,982, less applicable withholding taxes. All of these sums will be paid to Mr. Etheridge within 60 business days following the Termination Date. The Separation Agreement also provided for, pursuant to the terms of the Restricted Stock Award Agreements evidencing 27,000 shares of restricted stock that had previously been granted to Mr. Etheridge under the Registrant’s 1996 Stock Plan, the accelerated vesting of such shares. Under the Separation Agreement, Mr. Etheridge has agreed not to solicit employees, contractors, vendors or customers of the Registrant for a one-year period following December 8, 2006, and has given the Registrant a release containing customary terms and conditions.

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Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibit is filed herewith:

10.1	Separation Agreement and Release dated December 8, 2006, between Willbros USA, Inc. and R. Clay Etheridge (previously filed as Exhibit 10.35 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-135540, and incorporated by reference herein).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: December 13, 2006	By:	/s/ Van A. Welch
Van A. Welch
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Separation Agreement and Release dated December 8, 2006, between Willbros USA, Inc. and R. Clay Etheridge (previously filed as Exhibit 10.35 to the Registrant’s Registration Statement on Form S-1, Registration No. 333-135540, and incorporated by reference herein).

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